EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88422, 33-99196, 33-94974, 333-65799, 333-36159, 333-82418, 333-82416 and 333-140539) of Acorn Energy, Inc. of our reports dated March 30, 2009 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants
A member of PricewaterhouseCoopers International Limited

March 30, 2009
Tel Aviv, Israel